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                                                                    EXHIBIT 10.2

                              AMENDMENT TO BYLAWS
                            (Adopted June 25, 2000)

        RESOLVED, that the Bylaws of the Corporation be amended by adding a new
Section 2.12 thereto which reads as follows:

        Section 2.12. NOMINATIONS AND STOCKHOLDER BUSINESS.

          (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting of the Stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.12, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.12.

          (b) For nominations or other business to be properly brought before an annual meeting by any stockholder pursuant to this Section 2.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
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          (c) Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance with this section, to declare that such defective proposal shall be disregarded.

          (d) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 9, 13, 14 or 15(d) of the Exchange Act.

          (e) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.